UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2021

RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17101 Armstrong Avenue Irvine, California, 92614
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (714) 430-6400

(Former Name or Former Address, if Changed Since Last Report)
__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2021, Ms. Susan J. Crawford notified Resources Connection, Inc. (the “Company”) of her resignation as a member of the Board of Directors (the “Board”) of the Company, effective February 1, 2021.  Ms. Crawford’s resignation as a member of the Board is in connection with the retirement policy set forth in the Company’s Corporate Governance Guidelines and is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 21, 2021 and effective as of February 1, 2021, the Board appointed Lisa M. Pierozzi to the Board to replace Ms. Crawford upon her retirement from the Board and to serve as a director until the Company’s 2021 annual meeting of stockholders and until her successor is duly elected and qualified. Ms. Pierozzi will also serve as a member of the Board’s Audit Committee.

As a non-employee director, Ms. Pierozzi will receive compensation in the same manner as the Company’s other non-employee directors, in accordance with the Company’s Directors’ Compensation Policy, which is attached as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended May 26, 2018, filed with the Securities and Exchange Commission on July 23, 2018, which exhibit is incorporated herein by this reference.  Ms. Pierozzi will also enter into an indemnification agreement with the Company in the form previously approved by the Board and filed with the Securities and Exchange Commission as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, filed with the Securities and Exchange Commission on July 30, 2008.

There is no arrangement or understanding between Ms. Pierozzi and any other persons pursuant to which she was appointed as a director, and Ms. Pierozzi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

The full text of the Company’s press release, issued on January 25, 2021, announcing Ms. Crawford’s retirement from, and Ms. Pierozzi’s appointment to, the Board is included as Exhibit 99.1 to this report.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On January 21, 2021, the Board of the Company declared a regular quarterly dividend of $0.14 per share on the Company’s common stock.  The dividend is payable on March 18, 2021, to shareholders of record on February 18, 2021 (with an ex-dividend date of February 16, 2021).  The Company’s Board will assess and approve future dividends quarterly. The full text of the Company’s press release, issued on January 25, 2021, announcing the quarterly dividend payment is included as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release entitled “Resources Connection, Inc. Announces the Retirement of Board Member Susan J. Crawford and the Appointment of Lisa M. Pierozzi to the Board of Directors,” issued January 25, 2021.

99.2	Press Release entitled “Resources Global Professionals Announces Quarterly Dividend Payment Date,” issued January 25, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2021	RESOURCES CONNECTION, INC.

	By:	/s/ Kate W. Duchene
Kate W. Duchene
President and Chief Executive Officer